Exhibit 99.1

Assertio Announces Exchange Offer of $30 Million of its Currently Outstanding 6.50% Convertible Senior Notes Due 2027

Lake Forest, Illinois, February 23, 2023 — Assertio Holdings, Inc. (“Assertio”) (NASDAQ: ASRT), a specialty pharmaceutical company offering differentiated products to patients, today announced it has entered into separate, privately negotiated exchange agreements (the “Exchange Agreements”) with a limited number of holders of Assertio’s currently outstanding 6.50% Convertible Senior Notes due 2027 (the “Exchanged Notes”).

“Our preliminary 2022 results reported earlier this week demonstrated strong cash flows from operations, leading to this opportunity to improve our balance sheet even as we continue to evaluate new growth opportunities,” said Dan Peisert, Chief Executive Officer.  “These transactions reduce our overall debt by $30.0 million, or 42.9%, while consuming only $10.5 million in cash. In addition, the transactions will save the Company $2.0 million in annual interest payments, reduce the potential dilution from the exchanged convertible notes by 4.6%, and will be accretive to our diluted EPS by $0.02 in 2023.”

Pursuant to the Exchange Agreements, Assertio will exchange $30.0 million aggregate principal amount of Exchanged Notes for a combination of (a) a cash payment and (b) an agreed number of shares of Assertio’s common stock. Assertio will pay an aggregate of $10.5 million in cash and issue an aggregate of approximately 7.0 million shares of its common stock in the transactions. Assertio will not receive any cash proceeds from the issuance of the shares of its common stock.

The transactions are subject to customary closing conditions and are expected to close on February 27, 2023. The shares of Assertio’s common stock will be issued in private placements exempt from registration in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).

Upon completion of the transactions, Assertio expects to have $40.0 million aggregate principal remaining outstanding on its 6.50% Convertible Senior Notes due 2027.

SVB Securities LLC acted as Sole Exchange Agent and Financial Advisor to Assertio in connection with the transactions and Gibson, Dunn & Crutcher LLP acted as legal counsel to Assertio.

This news release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Assertio

Assertio is a specialty pharmaceutical company offering differentiated products to patients utilizing a non-personal promotional model. We have built and continue to build our commercial portfolio by identifying new opportunities within our existing products as well as acquisitions or licensing of additional approved products. To learn more about Assertio, visit www.assertiotx.com.

Forward Looking Statements

Statements in this communication that are not historical facts are forward-looking statements that reflect Assertio's current expectations, assumptions and estimates of future performance and economic conditions. These forward-looking statements are made in reliance on the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to, among other things, the preliminary, unaudited financial results included in this press release, future events or the future performance or operations of Assertio, including our ability to realize the benefits from our operating model, successfully acquire and integrate new assets and explore new business development initiatives. All statements other than historical facts may be forward-looking statements and can be identified by words such as "anticipate," "believe," "could," "design," "estimate," "expect," "forecast," "goal," "guidance," "imply," "intend," "may", "objective," "opportunity," "outlook," "plan," "position," "potential," "predict," "project," "prospective," "pursue," "seek," "should," "strategy," "target," "would," "will," "aim" or other similar expressions that convey the uncertainty of future events or outcomes and are used to identify forward-looking statements. Such forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the control of Assertio, including the risks described in Assertio's Annual Report on Form 10-K and Quarterly Reports on Form 10-Q filed with the U.S. Securities and Exchange Commission ("SEC") and in other filings Assertio makes with the SEC from time to time. Investors and potential investors are urged not to place undue reliance on forward-looking statements in this communication, which speak only as of this date. While Assertio may elect to update these forward-looking statements at some point in the future, it specifically disclaims any obligation to update or revise any forward-looking-statements contained in this press release whether as a result of new information or future events, except as may be required by applicable law.

Investor Contact

Matt Kreps

Darrow Associates Investor Relations

+1-214-597-8200

mkreps@darrowir.com